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                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES

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Pricing Supplement No. 65                                                                        Trade Date: 04/28/03
(To Prospectus dated March 22, 2000 and Prospectus                                               Issue Date: 05/01/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is April 29, 2003

         CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFP4              $6,270,000.00              4.00%                  11/15/11                 100%

    Interest Payment
       Frequency                                       Subject to                Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption               (including the redemption price)
    ----------------        -----------------          ----------               --------------------------------
        8/15/03                    Yes                     Yes                             100% 05/15/04
       quarterly                                                                     semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $6,194,760.00             $75,240.00                $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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